Exhibit 99.1

Axogen, Inc. Announces New Leadership Appointments

•	The Board of Directors appoints Michael Dale as new CEO and Director, effective August 9, 2024

•	Dale replaces Karen Zaderej, who will remain in an advisory role for nine months

•	Current Member of the Board, Paul Thomas, will be the new Chairman of the Board, effective August 9, 2024

ALACHUA, FL. and TAMPA, FL., August 8, 2024 (GLOBAL NEWSWIRE)– Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced that Michael Dale is appointed as chief executive officer and as a member of the Axogen Board of Directors effective August 9, 2024. He succeeds Karen Zaderej, who will remain in an advisory role for nine months.

The move aligns the executive team with the Company’s needs going forward as Axogen focuses on commercial expansion, broad-based revenue growth, and driving toward sustainable positive cash flow and profitability.

“On behalf of the Board of Directors, I offer my deep gratitude to Karen for her contributions over the past 18 years. Karen was integral to Axogen’s accomplishments and the development of the peripheral nerve repair market,” commented Amy Wendell, Axogen’s Lead Director. “The Board appreciates her countless contributions and wishes her well in her future endeavors.”

“We are thrilled to welcome Michael Dale as our new CEO and a director on our board. His strong track record as a global medical technology company executive makes him the right leader to advance Axogen’s mission to revolutionize the science of nerve repair. He brings a wealth of experience in strategic leadership, innovation, and operational excellence,” Wendell added.

An accomplished medical device executive, Mr. Dale has over 30 years of experience leading transformative, high-technology medical device companies in the cardiovascular, neuromodulation, diabetes, and electrophysiology markets. His past executive leadership roles span both public and private medical device companies.

“It is with pride and excitement that I embark today on a new mission as leader of Axogen,” commented Michael Dale. “I have been fortunate to be a part of many great healthcare businesses throughout my career. Each has been dedicated to fulfilling a credible business purpose based on unique advantages, hallmarks of a successful business. Axogen’s technologies and dedication to restoring peripheral nerve health and improving quality of life for patients who have lost sensory and or motor control function through trauma or disease embodies a unique combination of credible purpose and technological advantage. This is why I am excited to join Axogen.”

Dale continued, “To our shareholders and every stakeholder, my commitment on behalf of Axogen is to build upon our strong foundation by establishing the necessary objectives, strategies, and processes to attain profitably, standard-of-care status and ensure the fulfillment of our mission.”

Axogen has also named Paul Thomas as Chairman of the Board of Directors, effective August 9, 2024. Paul has served as a member of the Board since 2020 and has over 30 years of leadership experience in the healthcare industry.

“Paul has been an important contributor to the Board and has provided invaluable guidance to the Axogen leadership team,” said Wendell. “The Board is pleased with his appointment to Chairman, and we look forward to our continued collaboration. Together, we will support Micheal in executing on Axogen’s strategic priorities, mission, and vision.

“My conviction in Axogen continues to strengthen and I am honored to serve as Chairman of the Board at this critical juncture,” remarked Paul Thomas. “I am encouraged by the strong foundation we built within the Company and look forward to working closely with Michael, the Board, and the leadership team as the Company narrows its focus on commercial expansion, broad-based revenue growth, and driving toward sustainable positive cash flow and profitability.”

In connection with commencement of Mr. Dale’s employment on August 9, 2024, and as a material inducement of employment under NASDAQ Listing Rule 5635(c)(4), Mr. Dale was granted 600,000 performance stock units (“PSUs”). Shares representing 450,000 PSUs will vest according to performance metrics tied to the achievement of Company stock price goals between February 22, 2024 and ending February 22, 2027 (“TSR PSUs”). Mr. Dale will earn from 0% to 200% of the TSR PSUs upon achievement of specific Company stock price goals. Shares representing 150,000 PSUs will fully vest upon approval of the Company’s biologics license application for Avance Nerve Graft ® during the performance period beginning from January 1, 2024 and ending December 31, 2025.

About Axogen

Axogen (AXGN) is the leading Company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen’s platform for peripheral nerve repair features a comprehensive portfolio of products used across various applications and surgical specialties, including traumatic injuries, oral and maxillofacial surgery, breast reconstruction, and the surgical treatment of pain. These applications encompass both scheduled and emergent procedures. Specifically, scheduled procedures are often pursued by patients seeking relief from conditions caused by a nerve defect or previous surgical interventions. Such procedures include providing sensation for women undergoing breast reconstruction following a mastectomy, nerve reconstruction after the surgical removal of painful neuromas, and oral and maxillofacial procedures, as well as nerve decompression. Conversely, emergent procedures typically arise from injuries that initially present in an emergency room, with specialists intervening either immediately or within a few days following the initial injury. This broad range of applications underscores Axogen’s vital role in addressing diverse patient needs in peripheral nerve repair.

Axogen’s platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries; Avive+ Soft Tissue Matrix TM, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue repair; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.

For more information, visit www.axogeninc.com.

Contact:

Axogen, Inc.

Harold D. Tamayo, Vice President of Finance and Investor Relations

htamayo@axogeninc.com